UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: March 24, 2006

Date of Earliest Event Reported: March 21, 2006

INTERNATIONAL PAPER COMPANY

(Exact name of registrant as specified in its charter)

NEW YORK	1-3157	13-0872805
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Atlantic Street

Stamford, Connecticut 06921

(Address and zip code of principal executive offices)

(203) 541-8000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Robert M. Amen, President of International Paper Company (the “Company”), will retire from the Company effective March 31, 2006, after more than 25 years of service. In recognition of his service and past accomplishments, the Company entered into a Retirement Agreement with Mr. Amen (the “Retirement Agreement”), dated March 21, 2006. In addition to the benefits described below, the Retirement Agreement reflects the exercise of discretion by the Management Development and Compensation Committee of the Company’s Board of Directors pursuant to the Company’s Unfunded Supplemental Retirement Plan for Senior Mangers (the “SERP”) to permit Mr. Amen to vest in his accrued retirement benefits under the SERP and retire prior to age 60. Pension benefits will be paid to Mr. Amen in a lump sum in January 2007.

The Retirement Agreement provides that Mr. Amen will receive the payments and benefits available to departing employees under the employee benefit plans in which the employee participated at the time of departure, which results in payment upon retirement of approximately $800,000.

The Retirement Agreement also accelerates the vesting of 17,000 shares of restricted stock of the Company (and related accrued dividends). These shares represent a portion of an Executive Continuity Award granted to Mr. Amen on January 11, 1994. All other unvested restricted stock held by Mr. Amen will be forfeited upon his retirement.

Pursuant to the Retirement Agreement, the Company will continue the medical and dental coverage currently made available for Mr. Amen and his dependents until the earlier of the first anniversary of his retirement or the first date more than six months after his retirement that he becomes eligible for coverage under another group health plan. Additionally, the Company has reimbursed Mr. Amen for the $50,000 deposit he forfeited to a home builder in Memphis, Tennessee, upon termination of a home purchase agreement and related liquidated damages and attorney’s fees of $34,357. These amounts were grossed up for tax purposes.

Under the Retirement Agreement, Mr. Amen has agreed that, for a period of one (1) year from his retirement date, he will not work for, or render services to, certain competitors of the Company. The Company has agreed to delete Section 3 of the Confidentiality and Non-Competition Agreement, dated March 24, 2003, between the Company and Mr. Amen, which had previously set forth the terms of Mr. Amen’s non-competition agreement. All payments and benefits provided under the Retirement Agreement are subject to a general release of claims by Mr. Amen.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL PAPER COMPANY
(Registrant)

By:	/s/ Andrea L. Dulberg
Name:	Andrea L. Dulberg
Title:	Assistant Secretary

Date: March 24, 2006

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